SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

    Filed by the Registrant   /X/
    Filed by a Party other than the Registrant  / /

    Check the appropriate box:
    / /      Preliminary Proxy Statement
    / /      Confidential, for Use of the Commission Only (as
             permitted by Rule 14a-6(e)(2))
    /X/      Definitive Proxy Statement
    / /      Definitive Additional Materials
    / /      Soliciting Material Pursuant to Section 240.14a-11(c)
             or Section 240.14a-12

                               STATE BANCORP, INC.
       -------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


       -------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

   /X/    $125 per Exchange Act Rules 0-11(c)(1)(ii),  14a-6(i)(1),  14a-6(i)(2)
          or Item 22(a)(2)of Schedule 14A.
   / / $500 per each party to the controversy pursuant to Exchange Act Rule 14(a)-6(i)(3).
   / /    Fee computed on table below per Exchange Act Rules 14a-
          6(i)(4)and 0-11.
          1)   Title of each class of securities to which transaction applies:

               ----------------------------------------------------------------
          2)   Aggregate number of securities to which transaction applies:

               ----------------------------------------------------------------
          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

               ----------------------------------------------------------------
          4)   Proposed maximum aggregate value of transaction:

               ----------------------------------------------------------------
          5)   Total fee paid:

               ----------------------------------------------------------------
   / /    Fee paid previously with preliminary materials.
   / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:

               ----------------------------------------------------------------
          2)   Form, Schedule or Registration Statement No.:

               ----------------------------------------------------------------
          3)   Filing Party:

               ----------------------------------------------------------------
          4)   Date Filed:

               ----------------------------------------------------------------

                               STATE BANCORP, INC.
                               699 Hillside Avenue
                          New Hyde Park, New York 11040
                                 (516) 437-1000


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To the Stockholders of STATE BANCORP, INC.:
         At the direction of the Board of Directors of State Bancorp, Inc. (the "Company"), NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of the Company will be held at the New Hyde Park Inn, 214 Jericho Turnpike, New Hyde Park, New York, on April 24, 2001 at 10:00 A.M. (local time), for the following purposes:
         1.       To elect six (6) directors.
         2. To transact such other business as may properly come before the meeting or any adjournments thereof.
         The Board of Directors has fixed the close of business on March 16, 2001 as the record date for determination of Stockholders entitled to notice of and to vote at the meeting, and only Stockholders of record on said date will be entitled to receive notice of and to vote at said meeting.

                                              By order of the Board of Directors



                                              Brian K. Finneran, Secretary

March 23, 2001


              IMPORTANT - PLEASE MAIL YOUR PROXY PROMPTLY, WHETHER
                 YOU PLAN TO ATTEND THE MEETING IN PERSON OR NOT

                              2001 PROXY STATEMENT

                               STATE BANCORP, INC.
                               699 Hillside Avenue
                          New Hyde Park, New York 11040
                                 (516) 437-1000


                                 PROXY STATEMENT

                                       FOR

                         ANNUAL MEETING OF STOCKHOLDERS
                            To be Held April 24, 2001

                               GENERAL INFORMATION



         This Proxy Statement and the accompanying form of proxy are being furnished to the shareholders (the "Stockholders") of State Bancorp, Inc. (the "Company"), a New York State corporation, in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held on April 24, 2001 at 10:00 A.M. (local time) at the New Hyde Park Inn, 214 Jericho Turnpike, New Hyde Park, New York, and at any adjournments thereof.
         The approximate date on which this Proxy Statement and form of proxy are being first sent or given to the Stockholders is March 23, 2001.

The Proxy
---------
         Your Proxy is solicited by the Board of Directors of the Company for use at the Meeting and at any adjournments thereof.
         If the enclosed form of proxy is properly executed and returned to the Company prior to or at the Meeting and is not revoked prior to or at the Meeting, all shares represented thereby will be voted at the Meeting and, where instructions have been given by the Stockholder, will be voted in accordance with such instructions. As stated in the form of proxy, if the Stockholder does not otherwise specify, his or her shares will be voted for the election of the nominees set forth in this Proxy Statement as directors of the Company. The solicitation of proxies will be by mail or facsimile, but proxies may also be solicited by telephone, telegraph or in person by officers and other employees of the Company and its wholly-owned subsidiary, STATE BANK OF LONG ISLAND (the "Bank"). The entire cost of this solicitation will be borne by the Company or the Bank. Should the Company, in order to solicit proxies, request the assistance of other financial institutions, brokerage houses or other custodians, nominees or fiduciaries, the Company will reimburse such persons for their reasonable expenses in forwarding the forms of proxy and proxy material to Stockholders. A Stockholder may revoke his proxy at any time prior to exercise of the authority conferred thereby, either by written notice received by the Bank or by the Stockholder's oral revocation at the Meeting. Such written notice should be mailed to Brian K. Finneran, Secretary, State Bancorp, Inc., 699 Hillside Avenue, New Hyde Park, New York 11040. Attendance at the Meeting will not in and of itself revoke a proxy.

Capital Stock Outstanding and Record Date
-----------------------------------------
         The Board of Directors has fixed the close of business on March 16, 2001 as the record date for determination of Stockholders entitled to notice of, and to vote at, the Meeting. At the close of business on such date, there were outstanding and entitled to vote at the Meeting 7,499,693 shares, par value $5 per share, of the Company's Common Stock (the "Company Stock"), its only issued class of stock. The Company Stock is listed on the American Stock Exchange ("AMEX"). Each of the outstanding shares of the Company Stock is entitled to one vote at the Meeting with respect to each matter to be voted upon. There will be no cumulative voting of shares for election of directors or any other matter to be considered at the Meeting. There are no rights of appraisal or other similar rights granted to dissenting Stockholders with regard to any matters to be acted upon at the Meeting. A majority of the outstanding shares of Company Stock entitled to vote, present in person or represented by proxy, shall constitute a quorum. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum at the Meeting for the transaction of business.
         A Stockholder may, with respect to the election of directors: (i) vote for the election of all six nominees; (ii) withhold authority to vote for all such nominees; or (iii) withhold authority to vote for any of such nominees by so indicating in the appropriate space on the proxy. Directors shall be elected by a plurality of the votes cast by Stockholders holding shares of Company Stock entitled to vote for the election of directors.

        Consequently, votes that are withheld in the election of directors and broker non-votes will have no effect on the election.
         The proxy will also confer discretionary authority to vote on any matters properly brought before the meeting of which the Company did not have the required advance notice required by the By-law referred to under "Stockholder Proposals and Nominations", below.

Principal Officers
------------------
         The names and positions of the current executive officers of the Company are as follows:

            Name                                   Position (and served since)
            ----                                   ---------------------------

 Thomas F. Goldrick, Jr.                           Chairman (1990)

 Daniel T. Rowe                                    President (1997)

 Richard W. Merzbacher                             Vice Chairman (1997)

         The age and five-year employment history of each executive officer of the Company is set forth in the following section concerning the executive officers of the Bank.
         All executive officers of the Company and the Bank are serving one-year terms.
         The names, ages and positions of the current executive officers of the Bank are as follows:

Name                                Age         Position (and served since)
----                                ---         ---------------------------

Thomas F. Goldrick, Jr.             60          Chairman (1990)

Richard W. Merzbacher               52          President (1997)

Daniel T. Rowe                      51          Vice Chairman (1997)

Frederick C. Braun, III             59          Executive Vice President (1997)

Brian K. Finneran                   43          Executive Vice President (1997)

         All of the current executive officers of the Bank have been employed by the Bank for at least the previous five years.


                             MANAGEMENT REMUNERATION


 Remuneration During the Prior Three Fiscal Years
 ------------------------------------------------

         The following table sets forth the aggregate remuneration for services in all capacities paid by the Company and the Bank, for the fiscal year ended December 31, 2000 and for each of the two previous fiscal years, to the chief executive officer and to each of the four most highly compensated executive officers of the Company or the Bank, other than the chief executive officer, whose aggregate direct remuneration exceeded $100,000 for such year, for services rendered to the Company or the Bank.



                                                Summary Compensation Table


                                Annual Compensation                     Long Term Compensation
                                -------------------                     ----------------------

                                                                      Awards               Payouts
                                                                      ------               -------
                                                   Other                                                All
                                                   Annual         Restricted Securities                 Other
Name and                                           Compen-           Stock   Underlying     LTIP        Compen-
principal       Year     Salary        Bonus       sation            Awards    Options     Payouts      sation
position                   ($)          ($)          ($)              ($)        (#)        ($)          ($)
----------------------------------------------------------------------------------------------------------------



Thomas F.       2000   295,000 (1)    329,860 (2)  8,400 (3)          -0-       2,500         -0-     13,201 (4)
Goldrick, Jr.,                                                                                        19,110 (5)
Chairman        1999   295,000 (1)    159,449 (2)  8,400 (3)          -0-       2,500         -0-     12,789 (4)
and Chief                                                                                             18,152 (5)
Executive       1998   275,000 (1)    158,166 (2)  8,900 (3)          -0-       2,500         -0-     10,524 (4)
Officer                                                                                               18,147 (5)

Richard W.      2000   215,000        236,580 (2)  7,700 (3)          -0-       2,500         -0-      3,874 (4)
Merzbacher,                                                                                           19,110 (5)
President/Vice  1999   215,000        112,512 (2)  8,400 (3)          -0-       2,500         -0-      4,687 (4)
Chairman                                                                                              18,152 (5)
                1998   200,000        111,545 (2)  7,700 (3)          -0-       2,500         -0-      3,673 (4)
                                                                                                      18,147 (5)

Daniel T. Rowe, 2000   215,000        236,580 (2)  8,400 (3)          -0-       2,500         -0-      3,659 (4)
Vice Chairman/                                                                                        19,110 (5)
President       1999   215,000        112,396 (2)  8,400 (3)          -0-       2,500         -0-      3,686 (4)
                                                                                                      18,152 (5)
                1998   200,000        111,451 (2)  8,400 (3)          -0-       2,500         -0-      2,598 (4)
                                                                                                      18,147 (5)

Frederick C.    2000   155,000        166,620 (2)    -0-              -0-       2,500         -0-      1,806 (4)
Braun, III,                                                                                           19,110 (5)
Executive Vice  1999   155,000         76,800 (2)    -0-              -0-       2,500         -0-      3,150 (4)
President                                                                                             18,152 (5)
                1998   143,000         76,060 (2)    -0-              -0-       2,500         -0-      3,150 (4)
                                                                                                      18,147 (5)

Brian K.        2000   145,000 (1)    154,960 (2)    -0-              -0-       2,500         -0-        420 (4)
Finneran,                                                                                             19,110 (5)
Executive Vice  1999   145,000 (1)     70,527 (2)    -0-              -0-       2,500         -0-        712 (4)
President                                                                                             18,152 (5)
                1998   133,000 (1)     69,779 (2)    -0-              -0-       2,500         -0-        712 (4)
                                                                                                      18,147 (5)



(1) A portion of the salary of Mr. Goldrick and of Mr. Finneran for 1998, 1999 and 2000 has been deferred and is reflected in the amount shown. The amount deferred accrues interest, during each calendar month, at the Bank's Prime Rate as in effect on the first day of such calendar month.

(2)      The amount shown includes deferred compensation (see "Management
         Remuneration: Deferred Compensation Plans").

(3)      Director's fees (see page 15).

         The value of personal benefits which might be attributable to normal management or executive personal benefits cannot be specifically or precisely determined; however, Management does not believe that such value would exceed, for any named individual, 10% of such individual's salary and bonus shown on the table.

(4) A death benefit, funded by life insurance, is provided in an amount equal to three times annual salary. Amounts shown reflect premiums paid for life insurance on the executive officers listed including the portion of the premium paid pursuant to a split-dollar arrangement.

(5) Amounts shown reflect the Company's contributions to the Corporation's Employee Stock Ownership Plan and 401(k) Plan set aside or accrued during the year.




Compensation Pursuant to Plans
------------------------------
         Employee Stock Ownership Plan. In 1988, sponsorship of the Bank's defined contribution Retirement Plan was transferred to the Company and the Plan was amended and restated as an Employee Stock Ownership Plan ("ESOP"). Company contributions to the ESOP represent a minimum of three percent of an employee's annual gross compensation. Employees become twenty percent vested after two years of employment, with full vesting taking place upon completion of six years employment.
         401(k) Plan. The Bank maintains a 401(k) Plan which covers substantially all full-time employees. Employees may contribute up to sixteen percent of annual gross compensation. One-half of employee contributions are matched, to a maximum of three percent of an employee's annual gross compensation, by Bank contributions. Employees are fully vested in both their own and Bank contributions.

          Change of Control Employment Agreements. In September and October of 1997, the Company entered into certain employment agreements with each of Thomas
F. Goldrick, Jr., Chairman of the Company and of the Bank, Daniel T. Rowe, President of the Company and Vice Chairman of the Bank, Richard W. Merzbacher, Vice Chairman of the Company and President of the Bank, Frederick C. Braun, Executive Vice President of the Bank, and Brian K. Finneran, Secretary of the Company and Executive Vice President of the Bank. Under these agreements, each of these officers has agreed to remain employed by the Company for a specified period after a "change of control" of the Company ("Employment Period") at an annual base salary at least equal to twelve times the highest monthly base salary paid to such officer during the twelve-month period immediately preceding the month in which the change of control occurs. In addition, each such officer will be awarded an annual cash bonus for each fiscal year ending during the Employment Period equal to such Officer's highest bonus for the last three full fiscal years prior to the change of control (annualized in the event that such officer was not employed by the Company for the whole of such fiscal year) (the "Recent Annual Bonus"). If such officer resigns for good reason during his or her Employment Period, or such officer's employment is terminated other than for cause or disability during that period, then the Company will be obligated to pay to such officer a lump-sum amount equal to the sum of (i) certain accrued obligations of the Company to such officer through the date of termination, including a prorated bonus based upon the higher of the Recent Annual Bonus and the bonus for the most recent fiscal year during the Employment Period (annualized in the event that such officer was not employed by the Company for the whole of such fiscal year) (such higher amount, the "Highest Annual Bonus"),
(ii) three times (two times in the case of Messrs. Braun and Finneran) the sum of such officer's annual base salary and Highest Annual Bonus and (iii) an amount designed to provide such officer with the equivalent of three years (two years in the case of Messrs. Braun and Finneran) of accrual of benefits under the Employee Stock Ownership Plan and the Deferred Compensation Agreement by and between the Bank and such officer, dated as of April 1, 1994 (January 1, 1996 in the case of Mr. Braun and January 1, 1997 in the case of Mr. Finneran). Such officer will also be entitled to continued employee benefits for a period of three years (two years in the case of Messrs. Braun and Finneran) after the date of termination.
         Deferred Compensation Plans. The Bank has in effect a non-qualified deferred compensation plan (each, a "Plan") for each officer for whom contributions under the ESOP are limited by the applicable provisions of the Internal Revenue Code. Each Plan provides for a credit to an account for each such officer of an amount equal to the excess of: (A) the amount of the contribution to the ESOP for such officer in the absence of such Internal Revenue Code limitations over (B) the actual amount of such contribution. The amount credited to each Plan accrues interest, during each calendar month, at the Bank's Prime Rate as in effect on the first day of such calendar month.
         Incentive Stock Option Plans. The following tables show, as to the chief executive officer and executive officers previously named, information with respect to options granted to and exercised during the fiscal year ended December 31, 2000 and as to unexercised options held at the end of such fiscal year and the dollar value of such unexercised options.

                Option Grants in Last Fiscal Year(1)
                ------------------------------------

                                                                 Potential
                                                                 realizable
                                                                 value at
                                                                 assumed annual
                                                                 rates of stock
                                                                 price apprecia-
                                                                 tion for option
                     Individual Grants                           term (2)
                     -----------------                           ---------------


                         Percent
                         of total
                         options
                         granted
                         to           Exercise
             Options     employees    or base    Expir-
             Granted     in fiscal    price      ation
             (#)(3)      year(%)      ($/Sh)     date        5%($)      10%($)
Name
--------------------------------------------------------------------------------

Thomas F.
Goldrick,
Jr.           2,500        3.50%        13.00     2/29/08    15,517     37,167

Richard W.
Merzbacher    2,500        3.50%        13.00     2/29/08    15,517     37,167

Daniel T.
Rowe          2,500        3.50%        13.00     2/29/08    15,517     37,167

Frederick C.
Braun, III    2,500        3.50%        13.00     2/29/08    15,517     37,167

Brian K.
Finneran      2,500        3.50%        13.00     2/29/08    15,517     37,167


(1) The options discussed above were granted under the Company's 1994 and 1999 Incentive Stock Option Plans, which are administered by the Stock Option Committee of the Board. Such options may be granted to any key employee of the Company or a subsidiary. The option price may not be less than 100% of the fair market value or book value, whichever is greater, of the Company Stock at the time of grant. Options are "Incentive stock options" within the meaning of Section 422A of the Internal Revenue Code. No option may have a life of more than 10 years from the date of grant.

(2) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and are not an estimate or projection of future prices for Company Stock.

(3) These options are subject to a five-year vesting schedule (0% the first year and 25% in each of the following four years).

                       Aggregated Option Exercises in Last
                  Fiscal Year and Fiscal Year-End Option Values

                                                                Value of
                                                Number of       unexercised
                                                unexercised     in-the-money
                                                options         options
                                                at fiscal       at fiscal
                    Shares                      year-end        year-end
                    Acquired                      # (1)           $ (2)
                    on             Value        -----------     -------------
                    Exercise       Realized     Exercisable/    Exercisable/
Name                  (#)           ($)         unexercisable   unexercisable
--------------------------------------------------------------------------------

Thomas F.
Goldrick, Jr.       4,222          39,219       18,629/4,208    84,918/3,584

Richard W.
Merzbacher          3,379          31,396       15,862/4,208    68,916/3,584

Daniel T.
Rowe                3,379          31,396       15,862/4,208    68,916/3,584

Frederick C.
Braun, III          1,691          15,720       13,089/4,208    52,879/3,584

Brian K.
Finneran            -0-            -0-          11,431/4,208    38,454/3,584



(1) Amounts shown reflect adjustments made by reason of the payment of stock dividends and stock splits since the respective dates of the option grants.

(2) Represents the difference between the exercise price of the options and the closing bid price of Company Stock on December 31, 2000 of $13.81 per share.


         The Bank maintains several contributory and non-contributory medical and disability plans covering all officers as well as all full-time employees.
         At present, the directors and officers of the Company are not separately compensated for services rendered by them to the Company, and it presently is contemplated that such will continue to be the policy of the Company.

         Compensation Committee Interlocks and Insider Participation
         -----------------------------------------------------------
         The Personnel and Compensation Committee is authorized to review and recommend to the Board of Directors compensation levels of Company and Bank directors and officers and Bank staffing requirements. The Committee held four (4) meetings in 2000 and consisted of J. Robert Blumenthal, Arthur Dulik, Jr., Joseph F. Munson, John F. Picciano and Thomas F. Goldrick, Jr. Mr. Goldrick is the Chairman and Chief Executive Officer of both the Company and the Bank.


         Compensation Committee Report on Executive Compensation
         -------------------------------------------------------
         Cash compensation policies applicable to the Company's and the Bank's executive officers are reviewed as regards the separate components of base salary and supplemental compensation. Both components of cash compensation are viewed in consideration of the Company's performance during the most recent fiscal year, and as compared with its selected peers operating within the Company's geographical market area. Base compensation is subject to the performance evaluation of Committee members, giving consideration to various competitive influences, while supplemental compensation is viewed in light of specific performance criteria as established in the guidelines of the Company and the Bank for such supplemental compensation. The recommendations of the Personnel and Compensation Committee are then presented for approval to the Board of Directors of the Bank, which must approve the compensation packages for all executive officers and the making of supplemental payments pursuant to the guidelines of the Company and the Bank for such payments.
         The compensation of Thomas F. Goldrick, Jr., Chairman and Chief Executive Officer of the Company and the Bank, is reviewed annually by the Committee and considered in light of specific profitability ratios, such as Return on Assets and Return on Equity. Additionally, the Committee reviews the growth of the Company and the Bank, the resultant increase in market share, and various other competitive factors bearing upon its determination of appropriate compensation levels for the Chief Executive Officer, as well as the other Executive Officers.
         The foregoing report has been furnished by Messrs. J. Robert Blumenthal, Arthur Dulik, Jr., Joseph F. Munson, John F. Picciano and Thomas F. Goldrick, Jr.

                                PERFORMANCE GRAPH


         The following graph compares the yearly percentage change in the Company's cumulative total Stockholder return on Company Stock with the cumulative total return of the AMEX Market Index, and the cumulative total returns of 24 Northeast AMEX Banks.


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                           AMONG STATE BANCORP, INC.,
                     AMEX MARKET INDEX AND PEER GROUP INDEX*

                                  (LINE GRAPH)


                      ASSUMES $100 INVESTED ON JANUARY 1, 1996
                          ASSUMES DIVIDENDS REINVESTED
                        FISCAL YEAR ENDING DECEMBER 31, 2000

                   * SOURCE: MEDIA GENERAL FINANCIAL SERVICES



                      COMPARISON OF CUMULATIVE TOTAL RETURN
                     OF COMPANY, PEER GROUP AND BROAD MARKET

                               FISCAL YEAR ENDING


COMPANY             1995      1996      1997      1998      1999      2000
STATE BANCORP INC   100        99.85    261.29    171.72    160.70    161.56
PEER GROUP          100       128.25    204.93    200.45    177.44    160.79
BROAD MARKET        100       105.52    126.97    125.25    156.15    154.23

                      PRINCIPAL STOCKHOLDERS OF THE COMPANY

         To the knowledge of Management, as of the record date, March 16, 2001, the only person owning beneficially or of record more than 5% of the outstanding shares of the Company Stock was as follows:

Name and Address       Nature of               Number of        Percentage
    of Owner           Ownership               Shares           of Class
----------------       ---------               ---------        ----------

State Bancorp, Inc.    Beneficial              736,375          9.82%
Employee Stock
  Ownership Plan
699 Hillside Avenue
New Hyde Park, NY

         The Company is required to identify any director, officer, or person who owns more than ten percent of a class of equity securities who failed to timely file with the Securities and Exchange Commission a required report relating to ownership and changes in ownership of the Company's equity securities. Based on information provided to the Company by such persons, all officers and directors of the Company made all required filings during the fiscal year ended December 31, 2000. The Company does not know of any person beneficially owning more than 10% of a class of equity securities.


                              CERTAIN TRANSACTIONS

         Some of the directors and officers of the Company or the Bank and some of the corporations and firms with which these individuals are associated also are customers of the Bank in the ordinary course of business, or are indebted to the Bank in respect of loans of $60,000 or more, and it is anticipated that some of these individuals, corporations and firms will continue to be customers of, and indebted to, the Bank on a similar basis in the future. All loans extended to such individuals, corporations and firms were made in the ordinary course of business, did not involve more than normal risk of collectibility or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable Bank transactions with unaffiliated persons.
         During the fiscal year ended December 31, 2000, the law firm of Lamb & Barnosky, LLP, of which firm Gary Holman, a director of the Company and the Bank, is a partner received legal fees from the Company and the Bank totalling $481,000 for services rendered. Except as set forth above, outside of normal customer relationships, none of the directors or officers of the Company or the Bank or the corporations or firms with which such individuals are associated currently maintain or have maintained within the past fiscal year any significant business or personal relationship with the Bank other than such as arises by virtue of such individual's or entity's position with or ownership interest in the Company.
         Pursuant to the authorization contained in Section 501 of Article V of the By-Laws of the Company, the Company paid an aggregate of $30,000.00 for the benefit of two of its officers, Kenneth M. Scheriff and Kevin T. Hennessy, for attorneys fees incurred by them in connection with an inquiry into the Bank's relationship with one of its customers. The inquiry was ongoing at the time of the payments and remains ongoing at this date.

                              ELECTION OF DIRECTORS

         At the Meeting, four (4) directors of the Company are to be elected to three-year terms, one (1) director is to be elected to a two-year term and one (1) director is to be elected to a one-year term, each to serve until his successor is elected and has qualified. The Board of Directors of the Company has nominated for the three-year directorships the following persons:
J. Robert Blumenthal, Arthur Dulik, Jr., Joseph F. Munson and Daniel T. Rowe. The Board of Directors has nominated Thomas E. Christman for the two-year directorship and has nominated Jeffrey S. Wilks for the one-year directorship. All of the nominees are members of the present Board of Directors of the Company, with terms expiring at the meeting.
         Proxies returned by Stockholders and not revoked will be voted for the election of the above nominees as directors unless Stockholders instruct otherwise on the proxy. If any nominee shall become unavailable for election, which is not anticipated, the shares represented by proxies which would otherwise have been voted for such nominee, in accordance with this Proxy Statement, will be voted for such substitute nominee as may be designated by the Board of Directors of the Company.
         The table following contains the names and ages of the current directors of the Company whose terms will continue beyond the Meeting and those directors of the Company whose terms expire at the Meeting who have been nominated for re-election, with those directors who presently are nominated for re-election at the Meeting listed first. Opposite the name of each director is the year such person's term of office expires, the year each first became a director of the Company or the Bank, the principal occupation(s) of each during the past five years and other directorships of public companies held by each.

                               Length of
                               Service as              Principal Occupation
                               Director and            During Past 5 Years
 Name                          Expiration              and Directorships of
 and Age                       of Term                 Public Companies(a)
 -------                       ------------            --------------------

 Nominees
 --------

 J. Robert Blumenthal (67)     Since 1988              President, Harwyn
                               Expires 2001            Enterprises Inc., Retail
                                                       shoe stores

 Thomas E. Christman (60)      Since 2001              Senior Consultant to
                               Expires 2001            Quick & Reilly/Fleet
                                                       Securities Inc.,
                                                       Financial services

 Arthur Dulik, Jr. (54)        Since 1996              Chief Financial Officer,
                               Expires 2001            Altana Inc.,
                                                       Pharmaceuticals

 Joseph F. Munson (52)         Since 1989              Chairman, TRM Inter-
                               Expires 2001            national, Inc.,
                                                       Insurance underwriting
                                                       management

 Daniel T. Rowe (51)           Since 1992              President, State
                               Expires 2001            Bancorp, Inc. and
                                                       Vice Chairman, State Bank
                                                       of Long Island

 Jeffrey S. Wilks (41)         Since 2001              Director of New Business
                               Expires 2001            Development, Spiegel
                                                       Associates, Real estate
                                                       owners and developers


 Directors Continuing in Office
 ------------------------------

 Carl R. Bruno (69)            Since 1993              Chief Financial Officer,
                               Expires 2003            DiFazio Electric, Inc.,
                                                       Electrical contractors

 Thomas F. Goldrick, Jr.(60)   Since 1980              Chairman and Chief
                               Expires 2002            Executive Officer, State
                                                       Bancorp, Inc. and State
                                                       Bank of Long Island

 Gary Holman (70)              Since 1968              Vice Chairman of the
                               Expires 2003            Board of Directors, State
                                                       Bancorp,  Inc.  and State
                                                       Bank of Long  Island;
                                                       Partner,  Lamb &
                                                       Barnosky,  LLP,
                                                       Attorneys;  formerly of
                                                       Counsel,  Cahn, Wishod &
                                                       Lamb, LLP, Attorneys

 Richard W. Merzbacher (52)    Since 1989              Vice Chairman,
                               Expires 2003            State Bancorp, Inc.
                                                       and President, State
                                                       Bank of Long Island

 John F. Picciano (57)         Since 1989              Partner, Picciano &
                               Expires 2002            Scahill P.C., Attorneys

 Suzanne H. Rueck (39)         Since 1992              Manager, New Hyde Park
                               Expires 2002            Inn




(a) Unless otherwise indicated, the business experience of each director during the past five years was that typical to a person engaged in the principal occupation listed for each.

         The above-listed persons are also presently serving as directors of the Bank, with the term of each to expire in the same year in which his or her term as director of the Company is to expire. It is anticipated that each director of the Company elected at the meeting will shortly thereafter be elected to a conforming term as director of the Bank.
         The Board of  Directors  of the Company  held six (6)  meetings  during
2000.
         The Board of  Directors  of the Bank held twelve  (12)  meetings during 2000.
         The Board of Directors of the Company has a standing Examining and Audit Committee and does not have standing nominating or compensation
committees  or  committees   performing   similar functions.
         Among its standing committees, the Board of Directors of the Bank has an Examining and Audit Committee and a Personnel and Compensation Committee.

Examining and Audit Committee:
------------------------------
     All members of the Examining and Audit Committee (the "Audit Committee") are independent (as independence is defined in Section 121 (A) of AMEX's listing standards). The Audit Committee assists the Boards of Directors in fulfilling their responsibility to stockholders relating to the quality and integrity of the Company's financial reports and accounting and reporting practices. Its duties include reviewing the qualifications, independence and performance of the Company's independent public accountants; review of scope, magnitude and budgets of all examinations of the Company's financial statements by the auditors; review of general policies and procedures with respect to accounting and financial matters and internal controls; review and approval of the costs and types of audit and non-audit services performed by the independent public accountants; meeting with the independent public accountants not less than once a year without Company representatives to discuss internal controls and accuracy and completeness of the financial statements; receiving analyses and comments regarding accounting pronouncements; reviewing result of audits with the independent public accountants and
management  with a focus on  difficulties encountered,   material  errors  or
irregularities, weaknesses in internal accounting controls and similar issues, and notifying the Boards of Directors of major problems or deficiencies discovered with respect to its duties.
         The Company's Board of Directors has adopted a written charter for the Audit Committee, a copy of which is annexed hereto as Appendix A.
         During 2000 this Committee held seven (7) meetings and its present members are Carl R. Bruno, John F. Picciano and Suzanne H. Rueck.

Examining and Audit Committee Report.
         The following report of the Audit Committee is made pursuant to the rules of the Securities and Exchange Commission (the "Commission"). This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.
         In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).
         The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.
         The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board No. 1, (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountant the independent accountant's independence.
         Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2000 be included in the Company's Annual Report on Form 10-K for the last fiscal year, for filing with the Commission.
         The foregoing report has been furnished by Messrs. Carl R. Bruno, John F. Picciano and Ms. Suzanne H. Rueck.

Personnel and Compensation Committee:
-------------------------------------
         The names of the members of the Personnel and Compensation Committee and the number of meetings held by the Committee in such year are set forth on Page 8 of this proxy statement. The members of the Committee are J. Robert Blumenthal, Arthur Dulik, Jr., Thomas F. Goldrick, Jr., Joseph F. Munson and John F. Picciano.
         During the year ended December 31, 2000, each director of the Company and the Bank attended at least 75% of the total of the number of Board meetings held (while he or she was a director) and the number of meetings held by all committees of the Board on which he or she served (while he or she served).
         Each director of the Bank who is not an employee thereof currently receives an annual retainer of $12,000 and $500 for each Board committee meeting attended. Each director of the Bank currently receives $700 for each meeting of the Board of Directors attended.
         Each director of the Bank who is not an employee thereof and who serves as Chairman of a Board committee receives an additional stipend ranging from $1,000 to $6,000. No additional remuneration is received by any director for special assignments or services.
         Directors of the Bank may elect to defer the receipt of all or any portion of their compensation. Amounts deferred are allocated to a deferred compensation account. Each participating director's account accrues interest at the Bank's Prime Rate. All accounts will be unfunded and general obligations of the Bank. Distributions from a deferred compensation account commence upon termination of membership on the Board of Directors, death or disability, or at a date previously designated by the participating director. Distributions to each participating director from his or her deferred compensation account are to be made over a period of three years.
         The Bank had in effect a Director's Incentive Retirement Plan for directors of the Bank (other than the President) who elected to retire after having completed certain minimum service requirements. Under the Plan, an eligible director who elected to retire was entitled to receive, for a period of five years after such retirement, a yearly amount equal to the highest annual amount received by such director from the Company or the Bank for his services to the Company or the Bank during the five years immediately preceding such retirement. During 2000, one (1) former director of the Bank received payments under the Plan. Amounts paid or accrued under the Plan during the fiscal year ended December 31, 2000 amounted to $8,024. No further payments are due under the Plan.
         In 1992, four (4) directors then in office who were covered by the Plan surrendered their rights under the Plan in exchange for the Bank's agreement to pay to them, or to their beneficiary upon death, a monthly stipend for life or until March 1, 2007, whichever later occurred. In 1993, effective as of 1992, such persons agreed that the payments to them would cease in all events on March 1, 2007. Amounts paid or accrued under such agreements during the fiscal year ended December 31, 2000 amounted to $61,750.
         Under a Director Stock Plan established in 1998, non-employee directors currently receive an annual award of share credits for 200 shares of Company Stock for their service during the preceding year. This award is pro-rated where a director did not serve for all of the preceding year. After termination of service as a director, all awards are paid in shares of stock to the director, or, in the case of death, to his or her designated beneficiary or estate. This award is credited annually with dividend equivalents.

                        Security Ownership of Management

         The following table sets forth the beneficial ownership of Company Stock as of February 28, 2001 by each director (including all the Company's executive officers) and by all current directors and executive officers as a group:

                                    Number           Percent
       Name                         of Shares        of Total
       ----                         ---------        --------

 J. Robert Blumenthal                50,712             *

 Carl R. Bruno                        4,589             *

 Thomas E. Christman                  5,000             *

 Arthur Dulik, Jr.                    8,374             *

 Thomas F. Goldrick, Jr. (1)(7)     181,628            2.40%

 Gary Holman                         55,271             *

 Richard W. Merzbacher (2)(7)       116,529            1.54%

 Joseph F. Munson                     4,635             *

 John F. Picciano                    14,227             *

 Daniel T. Rowe (3)(7)              140,674            1.86%

 Suzanne H. Rueck                    57,627             *

 Jeffrey S. Wilks (8)                32,345             *

 Frederick C. Braun (4)(7)           29,717             *

 Brian K. Finneran (5)(7)            35,844             *

 All directors and
 executive officers
 as a group (14 persons) (6)(7)     737,172            9.74%

* Less than 1%.


(1) Includes 18,629 shares issuable upon the exercise of stock options to purchase Company Stock which are exercisable within 60 days of March 16, 2001.

(2) Includes 15,862 shares issuable upon the exercise of stock options to purchase Company Stock which are exercisable within 60 days of March 16, 2001.

(3) Includes 15,862 shares issuable upon the exercise of stock options to purchase Company Stock which are exercisable within 60 days of March 16, 2001.

(4) Includes 13,089 shares issuable upon the exercise of stock options to purchase Company Stock which are exercisable within 60 days of March 16, 2001.

(5) Includes 11,431 shares issuable upon the exercise of stock options to purchase Company Stock which are exercisable within 60 days of March 16, 2001.

(6) Includes 74,873 shares issuable upon the exercise of stock options to purchase Company Stock which are exercisable within 60 days of March 16, 2001.

(7) Includes allocated shares held by the ESOP for the benefit of the person named.

(8) Mr. Wilks disclaims beneficial ownership of the shares listed, which are owned by his wife, Lise Spiegel Wilks.

                              INDEPENDENT AUDITORS

         The independent public accounting firm of Deloitte and Touche LLP has acted as the Company's independent auditors for 2000 and it is anticipated that the same firm will be selected to perform the same duties for the current year. Representatives of the firm will be available to respond to appropriate questions at the Annual Meeting of Stockholders.

Audit and Other Fees
--------------------

         The aggregate amount of the fees billed by Deloitte & Touche LLP for its audit of the Company's annual financial statements for 2000 and its reviews of the Company's unaudited interim financial statements included in reports filed by the Company under the Exchange Act during the year was $106,000. The aggregate amount of fees billed by Deloitte & Touche LLP for all other services rendered by it to the Company during 2000 was $25,550. These fees consisted primarily of tax compliance and tax consulting services, which accounted for fees of $23,300, as well as other services, which accounted for the remainder. Deloitte & Touche LLP did not provide any services to the Company for financial information systems design and implementation during 2000.
    The Audit committee also considered whether the provision of the services detailed above was compatible with maintaining Deloitte & Touche's independence.


                                  OTHER MATTERS

         As of the date of the Proxy Statement, Management and the Board of Directors know of no other matters to be brought before the Meeting. However, if further business is properly presented, the persons named in the proxy intend to vote thereon in accordance with their best judgment.
         The proxies, in their discretion, will vote all shares represented by the Proxy as to any matter which may properly come before the meeting as to which the Company did not have notice by January 17, 2001, the date provided for in the advance notice provisions of the Company's By-Laws.

                     STOCKHOLDER PROPOSALS AND NOMINATIONS

         Proposals of stockholders submitted pursuant to Rule 14a-8 of the Securities and Exchange Commission ("Rule 14a-8") for the proxy statement for the annual meeting of stockholders to be held April 25, 2002 must be received by the Company at its principal executive offices not later than November 23, 2001. Such proposals and any recommendations for nomination as a director should be submitted in writing to the Secretary of the Company, State Bancorp, Inc., 699 Hillside Avenue, New Hyde Park, New York 11040, who will submit them to the Board for its consideration. This notice of the annual meeting date also serves as the notice by the Company of the advance notice By-law described below.
         Under the Company's By-laws, a stockholder must give timely written notice to the Secretary of the Company of a nomination or before bringing any business before any annual or special meeting of stockholders. Notice must be received by the Secretary not less than 90 days nor more than 120 days prior to April 18, 2002 or such earlier date as may be required under Rule 14a-8. The notice shall set forth for each matter a brief description of the business to be brought before the meeting, the reasons therefore, the name, address, class and number of shares beneficially owned by, and any material interest of the stockholder making the proposal. Notice of a nomination shall set forth the name, address and the class and number of shares owned by the stockholder making the nomination; the name, age, business and residence addresses and principal occupation of the nominee and the number of shares beneficially owned by, and such other information concerning the nominee as would be required to be disclosed in the solicitation of proxies for election of directors under Regulation 14A under the Securities Exchange Act of 1934, as amended. The recommendation must also be accompanied by the consent of the individual to be nominated, to be elected and to serve. The Company may require any nominee to furnish such other information as may reasonably be required to determine the eligibility of the nominee. Persons 72 or older are not eligible for nomination.

Date:  March 23, 2001

                                              By order of the Board of Directors



                                              Brian K. Finneran, Secretary

                                   APPENDIX A


                               STATE BANCORP, INC.
                      EXAMINING AND AUDIT COMMITTEE CHARTER


Audit Committee Purpose

There shall be a committee appointed by the Board of Directors ("Board") of State Bancorp, Inc. (the "Company"), known as the Examining & Audit Committee
(the "Committee"), to assist the Board in fulfilling its oversight responsibilities. The Committee's primary duties and responsibilities are to:

         1. Monitor the integrity of the Company's financial reporting process and system of internal controls regarding finance, accounting and legal compliance.

         2. Monitor the independence and performance of the Company's independent auditors and the outsourced internal audit function ("Internal Audit").

         3. Provide an open avenue of communication between the independent auditors, management, Internal Audit and the Board. Report periodically to the Board on significant results of the foregoing activities.

The Committee has direct access to the independent auditors in addition to anyone in the Company; and, subject to prior approval of the Board, it has the authority to conduct or authorize investigations appropriate to fulfilling its responsibilities. The Committee shall be empowered to retain, at the Company's expense, special independent counsel, and accounting or other consultants or experts as it deems necessary to assist in the performance of its duties.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.


Audit Committee Composition and Meetings

The Committee shall be comprised of three or more members as determined by the Board, each of whom shall be an independent director, free from any relationship that would interfere with the exercise of his or her independent judgment. The members of the Committee shall meet the definition of independent directors under the rules of the American Stock Exchange ("AMEX"). All member directors must be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. At least one director must have past experience in finance or accounting, requisite professional certification in accounting, or the comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

The Committee shall meet at least four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary, but no such persons shall participate in the decision making functions of the Committee. The Committee Chairman should approve the content of the agenda for each meeting. The Committee shall meet privately in executive session at least annually, and at other times when considered appropriate, with management, Internal Audit and the independent auditors to discuss any matters that the Committee or each of the groups believes should be discussed.

Committee Responsibilities and Duties

Review Procedures:

         1. Review and assess the adequacy of this Charter at least annually. Submit the Charter to the Board for approval and have the document published as an appendix to the proxy at least every three years in accordance with SEC regulations.

         2. Review with management, internal audit and the independent auditors the Company's accounting and financial reporting controls. Obtain annually in writing from the independent auditors their letter as to the adequacy of such controls. Discuss significant financial risk exposures, and assess the steps management has taken to monitor, control and report such risks. Review the related findings and recommendations of the independent auditors and Internal Audit, together with management's responses.

         3.  Review with  management  and the  independent  auditors  the
reasoning  for the appropriateness  of  the  accounting   principles, underlying
estimates  and disclosure practices adopted by management.

         4. Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to any filings or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61, as amended by SAS 90. The Chairman of the Committee may represent the entire Committee for purposes of this review.

         5. Consider, in consultation with the independent auditors and Internal Audit, the audit scope and plan of the independent auditors and the internal auditors to assure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

         6.  Review  regulatory   examination   safety  and  soundness  reports
and  monitor corrective action.

Independent Auditors:

         1. The independent auditors are ultimately accountable to the Committee and the Board. The Committee should review the independence and performance of the independent auditors and recommend to the Board the appointment, retention or termination of the independent auditors.

         2. Review the independent auditors' engagement letter. Discuss scope, staffing, locations, reliance upon management and general audit approach.

         3. Approve the fee arrangement with, and other significant compensation to be paid to, the independent auditors.

         4. Review and discuss annually with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence. Ensure the receipt from the independent auditors of a formal written statement delineating all relationships between such and the Company, consistent with Independence Standards Boards Standard No. 1.

         5. Review with management and the independent auditors the results of the annual audit prior to filing or distribution including:

         a. The annual financial statements, accompanying footnotes and the independent auditors' report thereon;

         b.  Their  qualitative  judgments  about  the  appropriateness,   not
just the acceptability, of significant accounting principles, practices, policies and financial disclosures used or proposed to be adopted by the Company;

         c. Any significant changes required in the independent auditors' audit plans;

         d. Any difficulties or disputes with management encountered during the course of the audit.

         6. Discuss other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards.

         7. Assure that the independent auditors' reasoning is described in determining the appropriateness of changes in accounting principles and disclosure and in accepting or questioning significant estimates by management.


Internal Audit Function:

         1.  Review  and  approve  the  appointment,   performance  and
replacement of the outsourced Internal Audit firm. Internal Audit shall be responsible to senior management, but have a direct reporting responsibility to the Board through the Committee.

         2. Review and approve the budget, plan, activities, and organizational structure and review the qualifications of Internal Audit, as needed.

         3.  Review with management and Internal Audit:

         a. Significant internal audit findings during the year and management's responses to them and receive follow-up reports on action taken;

         b. Any difficulties encountered in the course of internal audit work, including any restrictions on the scope of activities or access to required information;

         c.  Any changes required in the planned scope of the Internal Audit
Plan;

         d.  The Internal Audit Function Policy, budget and staffing.

Other Responsibilities:


         1. Maintain minutes of meetings and report at least quarterly to the Board on significant results of the foregoing activities.

         2. Review and approve requests for any management consulting engagement to be performed by the independent auditors, and be advised of any other study undertaken at the request of management that is beyond the scope of the audit engagement letter.

         3. Review at least annually with legal counsel any regulatory matters that may have a material impact on the Company financial statements, compliance with applicable laws and regulations and inquiries received from regulators or governmental agencies.

         4. Ensure that the Committee's composition and responsibilities, and how they were discharged, are described in the Company's annual report. Ensure that the report required by the rules of the Securities and Exchange Commission is included in the Company's annual proxy statement.